UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

ADTALEM GLOBAL EDUCATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 West Monroe Chicago, Illinois	60661
(Address of registrant’s principal executive office)	(Zip code)

(866) 374-2678

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	AGTE	New York Stock Exchange, NYSE Chicago

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

In connection with a proposed notes offering described below, Adtalem Global Education Inc. (the “Company”) anticipates disclosing to prospective investors certain information. This information is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

Additionally, furnished as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 herewith, respectively, are (a) the audited financial statements of Walden e-Learning, LLC and, its subsidiary, Walden University, LLC (“Walden”, and together with related Laureate Education, Inc. activities and balances, and certain Laureate Education, Inc. corporate cost allocations, the “Walden Education Business”) as of and for the years ended December 31, 2019 and 2018, (b) the unaudited financial statements of Walden Education Business as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 and (c) the Company’s unaudited pro forma condensed combined statement of operations and explanatory notes for the three months ended September 30, 2020 and for the year ended June 30, 2020 and the Company’s unaudited pro forma condensed combined balance sheet data and explanatory notes as of September 30, 2020, to illustrate the estimated effects of the previously announced acquisition by the Company of Walden (the “Acquisition”).

The information disclosed under this Item 7.01, including Exhibits 99.1, 99.2, 99.3 and 99.4 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 8.01	Other Events.

On February 8, 2021, the Company announced that its wholly-owned subsidiary, Adtalem Escrow Corporation, intends, subject to market and other conditions, to offer $650 million aggregate principal amount of senior secured notes due 2028. The Company intends to use the net proceeds from the offering, along with other financing sources, to finance the purchase price payable in connection with the Acquisition and to pay related fees and expenses. The closing of the offering is not conditioned on the closing of the Acquisition.

The notes to be offered have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This report is neither an offer to purchase nor a solicitation of an offer to sell any securities.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements and Exhibits.

The audited financial statements of Walden Education Business as of and for the years ended December 31, 2019 and 2018 are attached hereto as Exhibit 99.2. The unaudited financial statements of Walden Education Business as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro forma Financial Information.

The Company’s unaudited pro forma condensed combined statement of operations and explanatory notes for the three months ended September 30, 2020 and for the year ended June 30, 2020 and the Company’s unaudited pro forma condensed combined balance sheet data and explanatory notes as of September 30, 2020 are attached hereto as Exhibit 99.4 and are incorporated by herein by reference.

(c) Exhibits.

Exhibit No.	Description
99.1	Certain information related to proposed notes offering

99.2	Audited financial statements of Walden Education Business as of and for the years ended December 31, 2019 and 2018

99.3	Unaudited financial statements of Walden Education Business as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019

99.4	Unaudited pro forma condensed combined statement of operations and explanatory notes of the Company for the three months ended September 30, 2020 and for the year ended June 30, 2020 and the Unaudited pro forma condensed combined balance sheet data and explanatory notes of the Company as of September 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

Date: February 8, 2021	By:	/s/ Michael O. Randolfi
		Name:	Michael O. Randolfi
		Title:	Senior Vice President,
Chief Financial Officer
(Principal Financial Officer)